IRREVOCABLE PROXY



     ____________ (the "Shareholder"), the owner and holder of
______________ shares (the "Subject Shares") of the $.001 par value common shares (the "Common Stock") of Visual Bible International, Inc. (the "Corporation") hereby appoints John Hamilton (the "Proxy"), as proxy, with full power of substitution, to represent Shareholder at any and all meetings of the Corporation, or any adjournment thereof, with all power that Shareholder would have had if personally present thereat, including the full power to act without a meeting pursuant to the provisions of Section 607.0704 of the Florida Business Corporation Act, to vote the Subject Shares.
 In addition to the Subject Shares, the Proxy shall have the same rights granted pursuant hereto in connection with all other shares of Common Stock acquired by Shareholder subsequent to the date of hereof, whether such acquisition is as a result of purchase, gift or other acquisition or as a result of any stock splits, stock dividends, rights offerings or other distributions of Common Stock of the Corporation.

      THE RIGHTS GRANTED TO THE PROXY HEREUNDER ARE IRREVOCABLE AND THE APPOINTMENT OF THE PROXY PURSUANT HERETO IS COUPLED WITH AN INTEREST. SUCH APPOINTMENT COUPLED WITH AN INTEREST IS SPECIFICALLY IDENTIFIED PURSUANT TO THE PROVISIONS OF SECTION 607.0722(5)(E) OF THE FLORIDA BUSINESS CORPORATION ACT.

      NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY THIS PROXY SHALL TERMINATE ON AUGUST 1, 2002, THE DATE SCHEDULED FOR
EXPIRATION OF THE TERM UNDER THAT CERTAIN SHAREHOLDER VOTING
AGREEMENT VOTING AGREEMENT EXECUTED EVEN DATE HEREWITH.

      The Proxy shall have the right to designate a successor (a "Successor"), and any such Successor shall have the right to designate subsequent Successors (collectively, a "Successor Proxy"), each of which Successor Proxy shall have all rights, powers, and duties of the Proxy pursuant hereto. Any such Successor Proxy may be designated by the Proxy any Successor by written notice to Shareholder and the Corporation. The Proxy and any Successor Proxy shall have the right at any time to resign and to, thereupon, designate a Successor.

      A copy hereof will be delivered by the Proxy to the Corporation, and upon receipt thereof, the Corporation shall have the right rely hereon. The Corporation is advised that the rights granted to the Proxy hereunder is coupled with an interest and is irrevocable unless otherwise made revocable pursuant to the provisions of 607.0722(6) of the Florida Business Corporation Act. IN CONNECTION THEREWITH, SO LONG AS THE RIGHTS GRANTED TO THE PROXY HEREUNDER REMAIN IRREVOCABLE, THE CORPORATION IS INSTRUCTED TO ISSUE "STOP-TRANSFER" INSTRUCTIONS TO ITS TRANSFER AGENT WITH RESPECT TO THE SUBJECT SHARES, UNLESS ANY PROSPECTIVE TRANSFEREE OF SUCH SUBJECT SHARES ACKNOWLEDGES THE EXISTENCE AND VALIDITY OF THIS PROXY. Likewise, the certificates representing the Subject Shares shall have the following language conspicuously noted thereon:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AUGUST 1, 2000 AND AN IRREVOCABLE PROXY DATED AUGUST 1, 2000 IN CONNECTION THEREWITH, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF SAME TO ANY PROSPECTIVE TRANSFEREE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

      The terms and conditions hereof shall be governed by and construed under the laws of the State of Florida.

                    (Signatures appear next page)

      IN WITNESS WHEREOF, Shareholder has executed this Irrevocable Proxy on the 1st day of August, 2000.

WITNESSES:

___________________________
Print Name:


___________________________           ______________________________
Print Name:                          (Print Name):





                            ACKNOWLEDGMENT

      The Corporation hereby acknowledges receipt of a copy of the Irrevocable Proxy to which this Signature Page is attached on this 1st day of August, 2000.

                                      Visual Bible
                                      International, Inc.



                                      By: /s/James D. Beatty
                                      James D. Beatty, President